UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Versum Materials, Inc.

(Name of the Registrant as Specified In Its Charter)

Merck KGaA

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1.	Press Release
2.	Q&A / Talking Points
3.	News Release

1. Merck KGaA, Darmstadt, Germany issued the following press release on March 12, 2019.

News Release	Your Contacts
Media Relations thomas.moeller@emdgroup.com Phone: +49 6151 72-62445 Investor Relations investor.relations@emdgroup.com Phone: +49 6151 72-3321

March 12, 2019

Merck KGaA, Darmstadt, Germany, Files Preliminary Proxy Statement Urging Versum Shareholders to Vote Against Entegris Acquisition

•	Merck KGaA, Darmstadt, Germany, is convinced that the proposed Entegris acquisition is not the best option available for Versum shareholders
•	Merck KGaA, Darmstadt, Germany’s all-cash $48 per share proposal clearly superior to Entegris acquisition

Darmstadt, Germany, March 12, 2019 – Merck KGaA, Darmstadt, Germany, a leading science and technology company, today filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC), urging all Versum shareholders to vote “Against” the Entegris acquisition and related proposals at the Versum special meeting of shareholders. Merck KGaA, Darmstadt, Germany, is convinced that the proposed Entegris transaction is not the best option available to the Versum shareholders, and that its proposal – $48 per share, all cash – is superior to the Entegris acquisition.

In addition to the immediate certainty of cash, Merck KGaA, Darmstadt, Germany’s proposal represents a premium of 51.7% to the undisturbed trading price per Versum share on the trading day prior to the announcement of the proposed Entegris transaction (January 25, 2019), and a premium of 15.9% to the value per Versum share at the time of the proposal (February 27, 2019). Furthermore, the market reaction following the announcement of Merck KGaA, Darmstadt, Germany’s proposal clearly indicates that the investment community views it as superior.

In the preliminary proxy statement, Merck KGaA, Darmstadt, Germany, noted that a vote against the proposed Entegris transaction will send a clear message to Versum’s Board that a transaction with Entegris for a lower premium than that reflected in Merck KGaA, Darmstadt, Germany’s proposal is not the desired outcome. Accordingly, the Versum Board should engage in good faith with Merck KGaA, Darmstadt, Germany, to share confidential data, negotiate and determine that it is prepared to execute a definitive agreement.

All Merck KGaA, Darmstadt, Germany, press releases are distributed by e-mail at the same time they become available on the EMD Group Website. In case you are a resident of the USA or Canada please go to www.emdgroup.com/subscribe to register for your online subscription of this service as our geo-targeting requires new links in the email. You may later change your selection or discontinue this service.

Frankfurter Strasse 250 64293 Darmstadt · Germany Hotline +49 6151 72-5000 www.emdgroup.com	Head of Media Relations -6328 Spokesperson: -9591 / -7144 / -8908 / -55707

News Release

About Merck KGaA, Darmstadt, Germany

Merck KGaA, Darmstadt, Germany, a leading science and technology company, operates across healthcare, life science and performance materials. Around 52,000 employees work to make a positive difference to millions of people’s lives every day by creating more joyful and sustainable ways to live. From advancing gene editing technologies and discovering unique ways to treat the most challenging diseases to enabling the intelligence of devices – the company is everywhere. In 2018, Merck KGaA, Darmstadt, Germany, generated sales of € 14.8 billion in 66 countries.

The company holds the global rights to the name and trademark “Merck” internationally. The only exceptions are the United States and Canada, where the business sectors of Merck KGaA, Darmstadt, Germany, operate as EMD Serono in healthcare, MilliporeSigma in life science, and EMD Performance Materials. Since its founding 1668, scientific exploration and responsible entrepreneurship have been key to the company’s technological and scientific advances. To this day, the founding family remains the majority owner of the publicly listed company.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany, management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on the Merck KGaA, Darmstadt, Germany, website at www.emdgroup.com, and those discussed in the preliminary proxy statement on Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the Securities and Exchange Commission (the “SEC”) on March 12, 2019 (the “Preliminary Proxy Statement”) in opposition to the proposed business combination transaction between Versum Materials, Inc. (“Versum”) and Entegris, Inc. Merck KGaA, Darmstadt, Germany, assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Additional Important Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to the proposal which Merck KGaA, Darmstadt, Germany, has made for a business combination transaction with Versum. Merck KGaA, Darmstadt, Germany, filed the Preliminary Proxy Statement and the accompanying GREEN proxy card with the SEC on March 12, 2019 to be used to solicit proxies in opposition to the proposed business combination transaction between Versum and Entegris, Inc., and intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document Merck KGaA, Darmstadt, Germany, Versum or Entegris, Inc. may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF VERSUM ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be delivered to the stockholders of Versum. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Merck KGaA, Darmstadt, Germany, through the website maintained by the SEC at http://www.sec.gov, or by contacting the proxy solicitor of Merck KGaA, Darmstadt, Germany, D.F. King & Co., Inc., at (212) 269-5550 for banks and brokers or at (800) 714-3312 for stockholders.

Participants in Solicitation

Merck KGaA, Darmstadt, Germany, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Versum common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

2. The following talking points (Q&A) were first used by Merck KGaA, Darmstadt, Germany on March 12, 2019.

Preliminary Proxy Statement Q&A

1.	What does the process look like if shareholders want to vote against the Entegris acquisition? What are the details, step-by-step, of the process?

•	The voting procedures are set forth in further detail in the preliminary proxy statement. If you want to vote against the Entegris acquisition, most shareholders will be able to vote by proxy in three ways:

o	By Internet – You will be able to vote via the Internet by following the instructions on the GREEN proxy card or GREEN voting instruction form;

o	By Telephone – In the United States and Canada, you will be able to vote by telephone by following the instructions on the GREEN proxy card or GREEN voting instruction form; or

o	By Mail – You will be able to vote by mail by signing and dating the GREEN proxy card or GREEN voting instruction form and returning it in the postage-paid envelope provided with the proxy statement.

•	Please note that the proxy statement is not effective at this time and the GREEN proxy card has not been distributed. We plan to file a definitive proxy statement with the SEC and mail the GREEN proxy card to shareholders once the SEC process is complete.

2.	Can shareholders vote against the Entegris acquisition independently of the preliminary proxy statement that Merck KGaA, Darmstadt, Germany, has filed today?

•	Yes, shareholders will also be able to (i) vote “Against” the proposal to adopt the Versum-Entegris merger agreement on the proxy card that Versum will send to all Versum shareholders or (ii) abstain from voting on the proposal to adopt the Versum-Entegris merger agreement.

3.	How many shareholders must vote against the Versum-Entegris merger agreement to successfully oppose it?

•	The adoption of the Versum-Entegris merger agreement requires the affirmative vote of a majority of the outstanding shares of Versum common stock entitled to vote thereon. Accordingly, if a Versum stockholder abstains from voting this will have the same effect as a vote “Against” the Entegris acquisition.

4.	What happens if a sufficient number of shareholders vote in favor of the Entegris acquisition?

•	Versum shareholders will adopt the Versum-Entegris merger agreement and a key condition precedent to the completion of the Entegris acquisition will have been satisfied.

5.	When is the special meeting?

•	This information has not yet been disclosed by Versum, but when it is we will insert that information into the definitive proxy statement, which will be filed by Merck KGaA, Darmstadt, Germany at a later date.

6.	What is the record date for the special meeting?

•	This information has not yet been disclosed by Versum, but when it is we will insert that information into the definitive proxy statement, which will be filed by Merck KGaA, Darmstadt, Germany at a later date.

7.	Does the filing of the preliminary proxy mean that Merck KGaA, Darmstadt, Germany will not increase its offer?

•	We have proposed a full and fair price for Versum. We are not commenting publicly on the individual stages of the process.

8.	Why should shareholders vote against the Compensation Proposal and the Adjournment Proposal? Isn’t the vote against the Entegris acquisition the only relevant one?

•	We believe that the other special meeting proposals are a group of related proposals whose purpose is to facilitate, or which are conditioned upon the completion of, the Entegris acquisition, which we oppose. Therefore, we will be soliciting proxies from Versum shareholders “Against” such proposals.

9.	Why is Merck KGaA, Darmstadt, Germany, filing the preliminary proxy now? Is this a reaction to Versum’s second rejection of your proposal?

•	We are filing a preliminary proxy statement now because the Entegris acquisition continues to not be in the best interest of Versum shareholders and we want to provide Versum shareholders with a clear opportunity to vote “Against” the Entegris acquisition. Versum shareholders have indicated to us their interest in having a means to express their support of our superior proposal. They will be able to do so by voting the GREEN proxy card against the Entegris acquisition.

10.	Is it possible to achieve Merck KGaA, Darmstadt, Germany’s proposal without filing the preliminary proxy statement?

•	Yes, but so far the Versum Board has refused to engage with us.

•	Versum shareholders have indicated to us their interest in having a means to express their support of our superior proposal. They will be able to do so by voting the GREEN proxy card against the Entegris acquisition. By voting against the Entegris acquisition, Versum shareholders will preserve Versum’s ability to pursue Merck KGaA, Darmstadt, Germany’s all-cash superior proposal.

11.	Why does Merck KGaA, Darmstadt, Germany believe that the synergy targets identified in the Versum-Entegris merger agreement are illusionary or overstated?

•	On March 8, 2019, eight days after filing their original proxy, Entegris and Versum announced they had more than doubled their claimed synergies. Their announcement provided little explanation as to the source of these synergies. Further, Entegris and Versum also simultaneously reiterated their commitment to existing operational sites – which, given these purported synergies – appears contradictory. We believe that the timing of their announcement was opportunistic and is a thinly-veiled attempt to counter our superior proposal.

12.	Why does Merck KGaA, Darmstadt, Germany believe that the Versum-Entegris merger agreement was rushed?

•	The Versum-Entegris proxy indicates that discussions between the parties began in December 2018, with an announcement less than two months later. Moreover, it includes no evidence that the Versum Board conducted any process to examine strategic alternatives. Versum did not contact us to check what alternatives might be available to Versum’s shareholders. This hastiness indicates the parties’ willingness to forgo other strategic offers.

13.	Do you expect that Entegris will increase its offer given their increased synergy targets?

•	We are not going to speculate on Entegris’ strategy. We would suggest you refer this question to Entegris directly. However, the muted market reaction upon the announcement of increased synergy targets suggests that the market does not regard those purported synergies as particularly credible.

14.	Given that Entegris has raised its synergy targets, will Merck KGaA, Darmstadt, Germany do the same?

•	We are not commenting publicly on the individual stages of the process. If the Versum Board were to engage with us and permit us to conduct a due-diligence investigation (as its merger agreement with Entegris allows it to do), we would be in a better position to comment regarding potential synergies.

15.	What is unique about the preliminary proxy statement?

•	Versum shareholders have indicated to us their interest in having a means to express their support of our superior proposal. They will be able to do so by voting the GREEN proxy card against the Entegris acquisition. By voting against the Entegris acquisition, Versum shareholders will preserve Versum’s ability to pursue Merck KGaA, Darmstadt, Germany’s all-cash superior proposal.

16.	How will Versum shareholders learn about the filing of the proxy statement?

•	The preliminary proxy statement is publicly available and has been filed with the SEC today. We plan to file a definitive proxy statement with the SEC and mail it to shareholders once the SEC process is complete.

17.	Can you comment on Monday’s news that the Hart-Scott-Rodino Act waiting period has expired for the Entegris acquisition?

•	This development underscores our confidence that we will be able to complete the transaction expeditiously, assuming expedient engagement by the Versum Board.

18.	Do you anticipate that Merck KGaA, Darmstadt, Germany’s proposal will also receive clearance from U.S. antitrust regulators?

•	We have carefully reviewed the proposed transaction and are confident we will be able to complete the transaction expeditiously, assuming expedient engagement by the Versum Board.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on the Merck KGaA, Darmstadt, Germany website at www.emdgroup.com, and those discussed in the preliminary proxy statement on Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the Securities and Exchange Commission (the “SEC”) on March 12, 2019 (the “Preliminary Proxy Statement”) in opposition to the proposed business combination transaction between Versum Materials, Inc. (“Versum”) and Entegris, Inc. Merck KGaA, Darmstadt, Germany assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Additional Important Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to the proposal which Merck KGaA, Darmstadt, Germany has made for a business combination transaction with Versum. Merck KGaA, Darmstadt, Germany filed the Preliminary Proxy Statement and the accompanying GREEN proxy card with the SEC on March 12, 2019 to be used to solicit proxies in opposition to the proposed business combination transaction between Versum and Entegris, Inc., and intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document Merck KGaA, Darmstadt, Germany, Versum or Entegris, Inc. may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF VERSUM ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be delivered to the stockholders of Versum. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Merck KGaA, Darmstadt, Germany through the website maintained by the SEC at http://www.sec.gov, or by contacting the proxy solicitor of Merck KGaA, Darmstadt, Germany, D.F. King & Co., Inc., at (212) 269-5550 for banks and brokers or at (800) 714-3312 for stockholders.

Participants in Solicitation

Merck KGaA, Darmstadt, Germany and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Versum common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

3. Merck KGaA, Darmstadt, Germany issued the following news release on March 12, 2019.

Header: Versum Shareholders urged to Vote Against Entegris Acquisition

Subheader: Next step in the follow up to the proposal submitted to Acquire Versum

After last week’s open letter to the Versum shareholders, highlighting key benefits of the proposed acquisition, today Merck KGaA, Darmstadt, Germany followed up with the filing of a preliminary proxy statement urging all Versum shareholders to vote “Against” the Entegris acquisition at the Versum special meeting of shareholders. The preliminary proxy statement urges Versum shareholders to vote against the Entegris transaction and thereby show their preference for the proposal of Merck KGaA, Darmstadt, Germany.”

In the preliminary proxy statement, Merck KGaA, Darmstadt, Germany noted that a vote against the proposed Entegris transaction will send a clear message to Versum’s Board, that a transaction with Entegris is not the desired outcome, and that the Versum Board should engage with Merck KGaA, Darmstadt, Germany.

You can find more information on Merck KGaA, Darmstadt, Germany’s proposal to acquire Versum and the most recent developments at www.thesuperiorproposal.com

For more information please read the press release [hyperlink] and the Do's and Don'ts for employees [hyperlink].

InfoBox:

What is a Proxy Statement?

A proxy statement is a document provided to shareholders who are being asked to vote on matters that will be brought up at an annual or special stockholder meeting. It is reviewed by the SEC before it is mailed to shareholders.

The U.S. Securities and Exchange Commission (SEC) in Washington is an independent agency of the United States federal government and holds primary responsibility for the stock and options exchanges.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on the Merck KGaA, Darmstadt, Germany website at www.emdgroup.com, and those discussed in the preliminary proxy statement on Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the Securities and Exchange Commission (the “SEC”) on March 12, 2019 (the “Preliminary Proxy Statement”) in opposition to the proposed business combination transaction between Versum Materials, Inc. (“Versum”) and Entegris, Inc. Merck KGaA, Darmstadt, Germany assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Additional Important Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to the proposal which Merck KGaA, Darmstadt, Germany has made for a business combination transaction with Versum. Merck KGaA, Darmstadt, Germany filed the Preliminary Proxy Statement and the accompanying GREEN proxy card with the SEC on March 12, 2019 to be used to solicit proxies in opposition to the proposed business combination transaction between Versum and Entegris, Inc., and intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document Merck KGaA, Darmstadt, Germany, Versum or Entegris, Inc. may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF VERSUM ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be delivered to the stockholders of Versum. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Merck KGaA, Darmstadt, Germany through the website maintained by the SEC at http://www.sec.gov, or by contacting the proxy solicitor of Merck KGaA, Darmstadt, Germany, D.F. King & Co., Inc., at (212) 269-5550 for banks and brokers or at (800) 714-3312 for stockholders.

Participants in Solicitation

Merck KGaA, Darmstadt, Germany and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Versum common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.